UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 19, 2016

BRIDGE BANCORP, INC.

(Exact name of the registrant as specified in its charter)

New York	001-34096	11-2934195
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2200 Montauk Highway
Bridgehampton, New York	11932
(Address of principal executive offices)	(Zip Code)

(631) 537-1000

(Registrant’s telephone number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Item 5.02.           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)(c)     Bridge Bancorp, Inc. (the “Company”) has announced that Howard H. Nolan has been named Chief Operating Officer, and will relinquish his position as Chief Financial and Principal Accounting Officer, of the Company and its wholly owned subsidiary, The Bridgehampton National Bank (the “Bank”). Further, John M. McCaffery will be appointed Chief Financial Officer of the Company and the Bank, and Katherine O’Brien will be appointed Principal Accounting Officer. These changes will be effective the day following the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 with the Securities and Exchange Commission.

Mr. Nolan (age 55) will continue as Senior Executive Vice President and Corporate Secretary. Mr. Nolan has served as Senior Executive Vice President, Chief Financial Officer and Corporate Secretary since 2007. Reference is made to the Company’s proxy statement filed with the Securities Exchange Commission, dated April 4, 2016, for a description of a loan outstanding from the Bank to Mr. Nolan. Mr. Nolan’s employment agreement with the Company and the Bank has been amended to reflect the change in titles.

Mr. McCaffery (age 52) currently serves and will continue as Executive Vice President and Treasurer of the Company and the Bank. He joined the Company in 2012 as Senior Vice President and Treasurer and was promoted to Executive Vice President in 2014. Prior to joining the Company, Mr. McCaffery was the Treasurer of State Bank of Long Island.

Katherine O’Brien (age 48) has served as Vice President and Director of Financial Reporting of the Company since May, 2016. Prior to that, Ms. O’Brien served as Director of Financial Reporting at Astoria Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BRIDGE BANCORP, INC.

DATE: July 25, 2016	By:	/s/ Kevin M. O’Connor
Kevin M. O’Connor
President and Chief Executive Officer